EXHIBIT 23 (a)




       CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

As independent chartered accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated March 20, 2001 included in the ENERGY & ENGINE TECHNOLOGY CORPORATION Form 10-SB12G, and to all references to our Firm included in this registration statement.



/s/ Parker & Co.
Independent Chartered Accountants